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                         EXHIBIT 5


                    DEBEVOISE & PLIMPTON

                      875 Third Avenue
                      New York, 10022
                       (212) 909-6000

                TELECOPIER:  (212) 909-6836





                                             August 30, 1994



Infinity Broadcasting Corporation
600 Madison Avenue
New York, New York  10022

Dear Sirs:

          We have acted as counsel to Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to 2,600,000 shares of the Company's Class A Common Stock, par value $.002 per share, and 600,000 shares of the Company's Class B Common Stock, par value $.002 per share (collectively, the "Shares"), to be issued upon exercise of stock options to be granted pursuant to the Company's Stock Option Plan (formerly the Key Employee Stock Option Plan) (the "Stock Option Plan").

          We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Stock Option Plan, as amended to date, and such other corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In rendering such opinion, we have assumed that the exercise price of options to be granted pursuant to the Stock Option Plan will be not less than the par value of the Shares subject thereto and that only newly issued Shares will be issued upon exercise of stock options to be granted pursuant to the Stock Option Plan.

          Based on the foregoing, we are of the opinion that authorized but not previously issued Shares which may be issued upon exercise of stock options to be granted pursuant to the Stock Option Plan have been duly authorized and, when issued upon exercise of stock options in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.






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Infinity Broadcasting         2              August 30, 1994
     Corporation



          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   /s/ Debevoise & Plimpton





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